CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 7, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-00823 and 811-04430) of Dreyfus 100% U.S. Treasury Money Market Fund.










                                        ERNST & YOUNG LLP


New York, New York
April 25, 2003